As Filed With the Securities and Exchange Commission on July 2, 2007
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   Rosca, Inc.
             (Exact name of Registrant as specified in its charter)

           Nevada                               5810                         20-8552192
  (State or jurisdiction of         (Primary Standard Industrial          (I.R.S. Employee
incorporation or organization)       Classification Code Number)         Identification No.)

1286 University Ave. #708, San Diego, CA 92103              775-352-4149
    (Address of principal executive offices)     (Registrant's telephone number,
                                                       including area code)

                              With copies to:
Christian Mancillas, CEO                    Jill Arlene Robbins, Attorney at Law
1286 University Ave. #708                           1224 Washington Ave.
   San Diego, CA 92103                           Miami Beach, Florida 33139
   Phone: 775-352-4149                           Telephone: (305) 531-1174
    Fax: 775-981-9119                               Fax: (305) 531-1274
(Name, address and telephone
 number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                                   Proposed       Proposed
                                                   Maximum         Maximum
 Securities                                        Offering       Aggregate       Amount of
   to be                       Amount to be       Price Per       Offering      Registration
 Registered                     Registered          Share          Price           Fee (1)
--------------------------------------------------------------------------------------------
Shares of common stock to be
offered by the Registrant        4,500,000          $0.004       $18,000.00        $1.00
--------------------------------------------------------------------------------------------
Total                            4,500,000          $0.004       $18,000.00        $1.00 (2)
============================================================================================

(1) Estimated solely for purposes of calculating the registration fee under Rule 457 of the Securities Act of 1933.
(2)  Paid via Fedwire.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

                                   ROSCA, INC.

                        4,500,000 SHARES OF COMMON STOCK

Rosca, Inc. ("Rosca") is offering 4,500,000 shares of common stock on a self underwritten basis. The offering price is $0.004 per share for proceeds of $18,000. Rosca intends to offer the shares directly through our officer and director to investors. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.

The offering by Rosca is being conducted on a best efforts basis. There is no minimum number of shares required to be sold by Rosca. All proceeds from the sale of these shares will immediately be delivered directly to Rosca and will not be deposited in any escrow account. If the entire 4,500,000 shares of common stock are sold, Rosca will receive gross proceeds of $18,000. Rosca plans to end the offering 90 days from the date of this Prospectus. However, Rosca may, at its discretion, end the offering sooner or extend the offering up to an additional 90 days for a total of 180 days. No assurance can be given on the number of shares Rosca will sell or even if Rosca will be able to sell any shares.

Currently, there is no public market for the shares of common stock of Rosca.

A PURCHASE OF ROSCA'S COMMON STOCK IS HIGHLY SPECULATIVE AND INVESTORS SHOULD NOT PURCHASE SHARES OF ROSCA'S COMMON STOCK UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTING IN ROSCA'S COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING ON PAGE 4 FOR FACTORS TO BE CONSIDERED BEFORE INVESTING IN ROSCA'S SHARES OF COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. It is illegal to tell you otherwise.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        Total
                        Price        Amount of      Underwriting     Proceeds
Offering              Per Share      Offering       Commissions       to Us
--------              ---------      --------       -----------       -----
Common Stock            $.004         $18,000           $0           $18,000

If Rosca changes the fixed offering price, it will file an amendment to the registration statement.

               The date of this Prospectus is ___________ , 2007.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
SUMMARY                                                                    3
     General Information about Our Company                                 3
     The Offering                                                          3
RISK FACTORS                                                               5
RISKS ASSOCIATED WITH OUR COMPANY & BUSINESS                               5
RISKS ASSOCIATED WITH THIS OFFERING                                        8
USE OF PROCEEDS                                                            9
DETERMINATION OF OFFERING PRICE                                           10
DILUTION                                                                  10
PLAN OF DISTRIBUTION                                                      11
     Our Offering                                                         11
     Procedures for Subscribing                                           12
LEGAL PROCEEDINGS                                                         12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS              12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT            13
DESCRIPTION OF SECURITIES                                                 14
INTEREST OF NAMED EXPERTS AND COUNSEL                                     14
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION                      15
ORGANIZATION WITHIN THE LAST FIVE YEARS                                   15
DESCRIPTION OF OUR BUSINESS                                               15
     Principal Products and Their Markets                                 18
     Status of Any Publicly Announced New Products                        18
     Competition                                                          18
     Sources and Availability of Products                                 18
     Dependence on One or a Few Major Customers                           18
     Patents and Trademarks                                               18
     Need for Any government Approval of Principal Products               18
     Government and Industry Regulation                                   18
     Research and Development Activities                                  19
     Environmental Laws                                                   19
     Employees and Employment Agreements                                  19
PLAN OF OPERATION                                                         20
OFF BALANCE SHEET ARRANGEMENTS                                            20
DESCRIPTION OF PROPERTY                                                   20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            21
MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS                                               22
EXECUTIVE COMPENSATION                                                    22
FINANCIAL STATEMENTS                                                      23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                             23

                                   ROSCA, INC.
                            1286 UNIVERSITY AVE. #708
                               SAN DIEGO, CA 92103

                                     SUMMARY

ABOUT US

We were incorporated in the State of Nevada on February 21, 2007. We are a development stage company. Our corporate office address is 1286 University Avenue #708, San Diego, CA 92103. Our telephone number is (775) 352-4149. Unless otherwise indicated, use of the terms in this Prospectus such as "We", "Us", "Our" or other similar terms or words refers to Rosca, Inc.

Our overall business strategy is to market and sell bottled and blended tequila in retail locations throughout Mexico. We intend to market and sell various distillations of tequila styles. Our plan is to open retail stores to sell artisan and hand-crafted tequila by the bottle or case to retail consumers. We also intend to have small tequila bars within our retail location that provide an atmosphere for tequila tasting. Customers will be able to sit and sip various tequilas, tequila blended drinks, and enjoy an assortment of appetizers.

The financial statements that are included in this Prospectus have been prepared assuming that we will continue as a going concern. As discussed in Note 4 to the financial statements, we have limited working capital and have accumulated losses since inception. These factors raise substantial doubt about our ability to continue as a going concern. We are in the development stage. In a development stage company, management devotes most of its activities to raising capital and developing a market for its products and services. The accompanying financial statements have been prepared on a going concern basis, which implies that we will continue to realize assets and discharge liabilities in the normal course of business. We have not generated any revenue and have never paid any dividends. Nor is it likely that we will pay dividends or generate significant earnings in the immediate or foreseeable future. Furthermore, there is no guarantee that we will be able to raise any equity financing or generate profitable operations. We have accumulated losses of $4,363 since inception. These factors raise substantial doubt regarding our ability to continue as a going concern.

The officer, director, control person and/or affiliates of Rosca do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officer and director will own 47% of our common stock. Due to the controlling amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions.

THE FOLLOWING IS A BRIEF SUMMARY OF THIS OFFERING:

Securities being offered           4,500,000 shares of common stock

Number of shares outstanding
before the offering                4,000,000 shares of common stock

Number of shares outstanding
after the offering                 8,500,000 shares of common stock, assuming
                                   all shares are sold

Offering price per share           $0.004 per share
Net Proceeds to Rosca              $18,000 assuming all offered shares are sold

Offering Period                    90 days from the date of this Prospectus
                                   unless extended by us

Use of Net Proceeds                We will apply the net proceeds among the
                                   following categories: advertising, marketing, inventory, general administration, and working capital.

Risk Factors                       You should read the section captioned "Risk
                                   Factors" for a discussion of factors you should consider carefully before deciding whether to purchase shares of our common stock.

SELECTED FINANCIAL DATA (AUDITED)

The following financial information summarizes the more complete historical and audited financial information provided in this registration statement.

                                                  May 31, 2007
                                                  ------------
     BALANCE SHEET
     Total Assets                                   $ 9,782
     Total Liabilities                              $ 2,145
     Stockholders' Equity (Deficit)                 $(9,782)

                                              Inception (2/21/07)
                                                through 5/31/07
                                                ---------------
     INCOME STATEMENT
     Revenues                                       $     0
     Total Expenses                                 $ 4,363
                                                    -------
     Net Income                                     $(4,363)
                                                    =======

INDUSTRY AND MARKET DATA

This Prospectus includes information with respect to market share and industry conditions from third-party sources or that is based upon estimates using such sources when available. While we believe that such information and estimates are reasonable and reliable, we have not independently verified any of the data from third-party sources. Similarly, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources.

                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR SHARES OF COMMON STOCK.

RISKS ASSOCIATED WITH OUR COMPANY AND BUSINESS:

WE ARE A DEVELOPMENT STAGE COMPANY AND MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN AND MAY NOT BE ABLE TO RAISE FINANCING.

A note provided by our independent auditors in our financial statements for the period from inception, February 21, 2007, through May 31, 2007 contains an explanatory note that indicates that we are a development stage company and our ability to continue as a going concern and to emerge from the development stage is dependent on raising capital to fund future operations and ultimately to attain profitable operations.

We have limited capital and have accumulated losses since inception. These factors raise substantial doubt about our ability to continue as a going concern. To date there has been no revenues. In a development stage company, management devotes most of its activities to raising capital and developing a market for its products and services. The accompanying consolidated financial statements have been prepared on a going concern basis, which implies that we will continue to realize assets and discharge liabilities in the normal course of business. We have not generated any revenues and have never paid any dividends. Nor are we likely to pay dividends or generate significant earnings in the immediate or foreseeable future. Furthermore, we cannot guarantee that we will be able to raise any equity financing or generate profitable operations. Our accumulated losses since inception are $4,363. These factors raise substantial doubt regarding our ability to continue as a going concern.

This "going concern" note to our financial statements may make it more difficult for us to raise equity or debt financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review our financial statements contained in this Prospectus.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. IF OUR LOSSES CONTINUE, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

We have had no significant operating history upon which an evaluation of our future success or failure can be made. Since inception on February 21, 2007, our cumulative net loss is $4,363. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues from our planned business operations. Without the generation of any revenues or any capital being raised from this offering, we will likely have to suspend or cease the initiation of our business plan.

Based upon current plans, we expect to incur $18,000 in operating losses in the next 12 months. This will happen because there are expenses associated with the development and implementation of our business plan. We cannot guarantee that we will be successful in generating revenues in the future or that we will be able to sell any shares in this offering or that we will be able to raise any working capital for operating funds in any other manner. Failure to generate revenues or raise any financing may cause us to go out of business.

WE ARE NEW TO THE TEQUILERIA MARKETPLACE WITH A LIMITED HISTORY OF OPERATIONS AND, AS A RESULT, OUR ABILITY TO OPERATE AND COMPETE EFFECTIVELY MAY BE AFFECTED NEGATIVELY.

In deciding whether to purchase shares of our common stock, and the likelihood of our success, you should consider that we are relatively new to the Tequileria marketplace and have no operating history upon which to judge our current operations. As a result, it is difficult to fairly assess our future operating performance or our future financial results or condition by comparing our limited operating history against our past or present equivalents.

Also, the development, management and marketing of alcohol products are characterized by rapid changes, including frequent introductions of new products, services, and industry standards. Our future success will depend on our continued ability to adapt to these changes and continually improving our products and services, as well as, the development and maintenance of the organizational infrastructure necessary to support our proposed business. There is the risk that we will not be able to effectively adapt to the continual industry changes. Also, if we are unable to develop and introduce enhanced or new products and services quickly enough to respond to market or industry requirements or to comply with emerging industry standards, or if our products and services do not achieve market acceptance, we may not be able to compete effectively.

WE DO NOT HAVE SUFFICIENT FUNDS TO COMPLETE OUR PROPOSED PLAN OF OPERATION AND WITHOUT THE CAPITAL FROM THIS OFFERING WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Each of the phases of our plan of operation is limited and restricted by the amount of working capital that we have and are able to raise from this offering and generate from business operations. Currently we do not have sufficient funds to initiate or complete each phase of our proposed plan of operation. As a result, without the proceeds from this offering, we may have to suspend or cease its operations.

As of May 31, 2007, we had $9,782 in cash. At any phase of our plan of operation our cost estimates exceed our projections, and we find that we do not have adequate funds to complete a phase, we may have to suspend our operations and attempt to raise more money so we can proceed with our business operations. If we cannot raise the capital to proceed, we may have to suspend operations until we have sufficient capital.

We currently estimate that we will need to raise additional capital of approximately $18,000 to proceed with and complete our plan of operation and will be relying on the proceeds to be raised in this offering for most, if not all, of the required capital. In the event that we do not raise the full amount in this offering, we will need additional funds to complete our proposed plan of operations. We cannot provide any assurance that we will be successful in obtaining additional funds, either through the issuance of equity or loans on terms that are acceptable to us.

We will also require additional financing if the costs of the proposed phases of the plan of operation are greater than anticipated. Furthermore, we will require additional financing to sustain our business operations if we are not successful in earning revenues from our business operations. We can provide no assurance to investors that we will be able to find additional financing if required. Any sale of additional shares will result in dilution to existing shareholders, which may, as a result, depress our stock price, if a trading market in our common stock develops.

FAILURE TO SUCCESSFULLY COMPETE IN THE TEQUILERIA INDUSTRY WITH ESTABLISHED DISTRIBUTORS, WHOLESALERS AND RETAILERS MAY RESULT IN OUR INABILITY TO CONTINUE WITH OUR BUSINESS OPERATIONS.

The Tequileria industry is experiencing rapid growth and expansion in all areas of product offerings to consumers. It is intensely competitive and is expected to become even more competitive in the near future. We will be competing with a number of companies which have considerably greater financial, personnel, marketing, and technical and operating resources. Consequently, such competitors may be in a better position than us to take advantage of market needs and opportunities, and devote greater resources to the marketing and sale of their products and services.

Many of our current competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Some of these well established competitors include Housongs, Senor Frog, and Delirio's. Some of our competitors may be able to secure merchandise from suppliers on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies, and devote substantially more resources to their product acquisition and marketing activities than we do. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. We cannot assure you that we will be able to compete successfully against current and future competitors.

Competitive pressures created by any one of our competitors could have a negative impact on our business, results of operations and financial condition and as a result, we may not be able to continue with business operations.

OUR OFFICER AND DIRECTOR CURRENTLY DEVOTES ONLY PART TIME SERVICES TO THE AFFAIRS OF OUR COMPANY. ACCORDINGLY, HE MAY ENCOUNTER A CONFLICT OF INTEREST REGARDING TIME COMMITMENTS TO OTHER BUSINESS OBLIGATIONS. THIS MAY NEGATIVELY AFFECT OUR OPERATIONS.

Our officer and director has other obligations that currently prevents him from devoting his full time to our operations. Accordingly, he will devote only an amount of his time that he, in his sole discretion, feels is necessary for our success and is not consumed by other commitments. This time may not be sufficient for us to be successful. This will slow our operations and may reduce our chance to be successful and as a result, we may not be able to continue with our business operations.

SINCE OUR MANAGEMENT LACKS ANY FORMAL TRAINING OR EXPERIENCE IN OPERATING A TEQUILERIA, WE MAY HAVE TO HIRE OR RETAIN QUALIFIED PERSONNEL, INCLUDING INDEPENDENT CONSULTANTS. IF WE ARE UNABLE TO HIRE OR RETAIN ANY QUALIFIED PERSONNEL, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Although we believe that our management possesses significant experience with tequila, such experience has been primarily limited to management in a tequila manufacturer and not the Tequileria business. Because of this limited experience, we may be forced to hire or retain qualified management, employees or consultants to perform administrative, sales or marketing roles related to our business.

In addition, since our management has limited experience in these areas, he may not be fully aware of all of the specific requirements related to working within this industry. Accordingly, management's decisions and choices may not take into account standard managerial approaches companies may commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result, we may have to suspend or cease operations that will result in the loss of your investment.

WE WILL BE DEPENDENT UPON THIRD PARTIES AND CERTAIN STRATEGIC RELATIONSHIPS, INCLUDING THE SUPPLIERS AND DISTRIBUTORS OF THE PRODUCTS WE INTEND TO SELL.

We will be dependent on our relationships with certain retailers, brokers, suppliers and distributors. We do not have long term contracts or arrangements with any supplier of products; therefore there is no assurance of availability of inventory. Our failure to obtain the services of any person or entity upon which we are dependent, or the inability to replace such relationship, if lost, or if our suppliers were to stop supplying us products on acceptable terms or at all, would have a negative effect on our business. Specifically, all or any of these would have a material adverse impact on our business prospects, financial condition and results of operations. This would be especially true if we were not able to acquire products from other suppliers in a timely manner and on acceptable terms.

OUR BUSINESS EXPOSES US TO POTENTIAL PRODUCT LIABILITY CLAIMS, AND WE MAY INCUR SUBSTANTIAL EXPENSES IF WE ARE SUBJECT TO SUCH LIABILITY CLAIMS OR LITIGATION; THIS CAN RESULT IN A NEGATIVE IMPACT ON OUR BUSINESS ESPECIALLY SINCE WE DO NOT MAINTAIN LIABILITY INSURANCE COVERAGE.

Tequila products involve an inherent risk of product liability claims and associated adverse publicity. We may be held liable if any product we sell causes injury or is otherwise found unsuitable. Currently, we do not carry any product liability insurance or general business coverage. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs. These costs would have the effect of increasing our expenses and diverting management's attention away from the operation of our business, and could harm our business.

CONSUMER PREFERENCES ARE DIFFICULT TO PREDICT AND MAY CHANGE

A significant shift in consumer demand away from our products, if one develops, or tequila products, in general, or our failure to maintain a market position, if one develops, could reduce our sales, which could harm our business. While we plan on to diversify our product offerings, we cannot be certain that there will be a demand for our products, or if one develops, if it will continue in the future.

Our business will be primarily focused on sales of tequila products in markets geared to consumers of tequila, which, if consumer demand for such categories were to decrease, could harm our business.

OUR GROWTH, IF ANY, IS DEPENDENT ON ITS ABILITY TO INTRODUCE NEW PRODUCTS AND IMPROVE EXISTING
PRODUCTS

Our intended growth depends in large part on our ability to generate and implement improvements to our existing product lines and to introduce new products to consumers. The innovation and product improvements are affected by the level of funding that can be made available, our success or failure to test new product prototypes, and the success of our management in securing suppliers of the product. If we are unsuccessful in implementing product offerings that satisfy the demands of consumers, our business could be harmed.

RISKS ASSOCIATED WITH THIS OFFERING AND OUR COMMON STOCK:

THIS OFFERING IS ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT REQUIRED TO BE RAISED AND AS A RESULT WE CAN ACCEPT YOUR INVESTMENT FUNDS AT ANYTIME WITHOUT ANY OTHER INVESTMENT FUNDS BEING RAISED; WE HAVE NO EXPERIENCE IN RAISING MONEY, AND MAY BE LIKELY TO RAISE ONLY A MINIMAL AMOUNT OF FUNDS.

There is no minimum amount required to be raised before we can accept your investment funds. As the offering is based on a best effort with no stated minimum and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds. Once we have accepted your investment funds, there will have no obligation to return them even if no other investment funds are raised.

Since we are not experienced in raising funds, it is possible that we will be unable to raise all the funds we need. The less funds that we raise in this offering, the more likely it will be that we fail in our business plan.

NO PUBLIC TRADING MARKET MAY DEVELOP FOR OUR COMMON STOCK AND AS A RESULT YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public market for the shares of our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. There can be no assurance that a liquid public market on a stock exchange or quotation system will develop, or be sustained after the offering. The lack of a liquid public market will reduce your ability to divest any or all of your investment in our company.

IF AND WHEN OUR SHARES OF COMMON STOCK ARE LISTED FOR TRADING, ANY SALE OF A SIGNIFICANT AMOUNT OF OUR SHARES OF COMMON STOCK INTO THE PUBLIC MARKET MAY DEPRESS THE TRADING OUR STOCK PRICE, IF ONE
  DEVELOPS.

Our executive officer and director currently owns 4,000, 000 shares of our common stock, which represents all of the issued and outstanding shares of our common stock. All of these shares are restricted from trading and have not been previously registered for resale nor are they being registered for resale in this registration. Currently, there are no outstanding shares of our common stock that are freely tradable. They are, however, all subject to be sold under the provisions of Rule 144.

If our shares of common stock are listed for trading, our officer and director may sell in the future, large amounts of common stock into the public market over relatively short periods of time subject to Rule 144. Any sale of a substantial amount of our common stock in the public market by the aforementioned officer and director may adversely affect the trading price of our common stock, if one develops. Such sales by our officer and director may depress the trading price of our stock and could create a public perception of difficulties or problems with our business and may have an even more depressing effect on the stock price.

SUBSCRIBERS TO THIS OFFERING WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION.

Subscribers of the shares of common stock offered will suffer immediate and substantial dilution. As a result, you will pay a price per share that substantially exceeds the value of our assets after subtracting our liabilities. If all shares of the offering are subscribed for, the subscribers will contribute 60% of all capital contribution received by us since February 21, 2006, but will own only 53% of the shares of common stock issued and outstanding. See "Dilution" section of this prospectus for more information.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid cash dividends on our shares of common stock and have no plans to do so in the foreseeable future. We intend to retain earnings, if any, to develop and expand its business operations.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SHARES OF COMMON STOCK DIFFICULT, AND SEVERELY LIMIT THE MARKET AND LIQUIDITY OF THE SHARES OF COMMON STOCK.

Trading in our shares of common stock is subject to certain regulations adopted by the SEC commonly known as the "Penny Stock" rules. If and when our shares of common stock are listed for trading, it is likely that the shares will trigger and be subject to the "penny stock" rules. These rules govern how broker-dealers can deal with their clients and "penny stocks". The additional burdens imposed upon broker-dealers by the "penny stock" rules may discourage broker-dealers from effecting transactions in our securities, which, in turn, could severely limit their market price and liquidity of our securities. See "Penny Stock rules" on page 22 for more details. The penny stock markets have suffered in recent years from fraud and abuse arising from one or a few broker dealers controlling the market for a security, high pressure sales tactics used by boiler room practices, manipulation of prices through pre-arranged transactions followed by a large volume sale by broker dealers, misleading information be disseminated, and excessive mark-ups and undisclosed bid-ask differentials by selling broker dealers.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,901 cost of this Registration Statement to be paid from cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                                 USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the gross proceeds to us will be $18,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                          $18,000
                                             -------
     Net Proceeds to company                 $18,000
                                             -------

     Rent and Utilities                        3,500
     Remodeling                                2,800
     Inventory                                 2,800
     Officer Salary                            4,800
     Liquor license application fee              500
     Staff Salary                              3,600
                                             -------

     Total Proceeds                          $18,000
                                             =======

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by us. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.

                         DETERMINATION OF OFFERING PRICE

There is no established market price for our common stock. We have arbitrarily determined the initial public offering price of the shares of common stock at $0.004 per share.

The public offering price of the shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop and continue or that the shares of common stock will ever trade at a price higher than the offering price in this offering.

HOLDERS

As of May 31, 2007, we had 4,000,000 shares of common stock issued and outstanding, held by one shareholder.

DIVIDENDS

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 31, 2007, the net tangible book value of our shares was $7,637 or approximately $.002 per share, based upon 4,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $18,000, the net tangible book value of the 8,500,000 shares to be outstanding will be $25,637, or approximately $.003 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (4,000,000 shares) will be increased by $.001 per share without any additional investment on his part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.004 per Share) of $.001 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.003 per share.

After completion of the offering, the existing shareholder will own 47% of the total number of shares then outstanding, for which he will have made a cash investment of $12,000, or $.003 per Share. Upon completion of the offering, the purchasers of the Shares offered hereby will own 53% of the total number of shares then outstanding, for which they will have made a cash investment of $18,000, or $.004 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to May 31, 2007:

Price Paid per Share by Existing Shareholder           $ .003
Public Offering Price per Share                        $ .004
Net Tangible Book Value Prior to this Offering         $ .002
Net Tangible Book Value After Offering                 $ .003
Increase in Net Tangible Book Value per Share
 Attributable to cash payments by new purchasers       $ .001
Immediate Dilution per Share to New Investors          $ .001

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                        Total
                          Price       Number of      Percent of    Consideration
                        Per Share    Shares Held     Ownership         Paid
                        ---------    -----------     ---------         ----
Existing
Stockholder              $ .003       4,000,000         47%          $ 12,000

Investors in
This Offering            $ .004       4,500,000         53%          $ 18,000

                              PLAN OF DISTRIBUTION

OUR OFFERING

We are offering up 4,500,000 shares of common stock on a self-underwritten basis. The offering price is $0.004 per share. There is no minimum number of shares of common stock that must be sold on our behalf in order to accept funds and consummate investor purchases.

We will sell the shares in this offering through our president, Christian Mancillas. He will contact individuals with whom he has an existing or a pre-existing business or personal relationship and will attempt to sell them the shares being offered under this registration statement. He will not receive any commission from the sale of any shares. Mr. Mancillas will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that

     1.   The person is not statutorily disqualified, as that term is defined in
          Section 3(a)(39) of the Exchange Act, at the time of his participation;
     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
     3. The person is not at the time of their participation, an associated person of a broker/dealer;
     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
          (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Mancillas is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. Mr. Mancillas is and will continue to be our president a director at the end of the offering and has not been during the last twelve months, and is currently not, a broker/dealer or associated with a broker/dealer. Mr. Mancillas has not during the last twelve months and will not in the next twelve months offer or sell securities for another issuer.

REGULATION M

In our activities in selling our own securities in this "self-underwriting", we are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this Prospectus and continue for a period of three months. We may extend the offering period for an additional 90 days, unless the offering is completed or we terminate it.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must:

     1.   Complete, sign and deliver a subscription agreement, and
     2. Deliver a check or certified funds to "Rosca, Inc." for acceptance or rejection. All checks for subscriptions must be made payable to "Rosca, Inc."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them by contacting the subscriber via telephone. If we receive an offer on a Friday, we will attempt to confirm our acceptance or rejection of the subscription by telephone over the weekend to comply with the 48 hour commitment. Within 10 days of accepting a subscription, we will deliver via overnight delivery or certified mail return receipt requested to the subscriber a copy of the accepted and signed subscription agreement.

                                LEGAL PROCEEDINGS

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

        Name and Address                Age              Position(s)
        ----------------                ---              -----------

     Christian Mancillas                32       President, Secretary, CEO, CFO
     1286 University Ave. #708
     San Diego, CA  92103

The person named above is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer and director is our only officer, director, promoter and control person.

BACKGROUND OF OUR EXECUTIVE OFFICER AND DIRECTOR

CHRISTIAN MANCILLAS

EMPLOYMENT EXPERIENCE

Destiladora San Nicolas / Tequila
1999-Present-Manager / Supervisor
     * Manage operations and staff for tequila manufacturer.

EDUCATIONAL BACKGROUND

Preparatory School, Guamuchil Mexico, Graduated in 1991.
Esc. Pre. Augustina Monteverde

Secondary School, Guamuchil Mexico, Graduated in 1988.

LEGAL PROCEEDINGS

Our Director and Executive Officer has not been involved in any legal action during the past five years.

CONFLICTS OF INTEREST

Our Officer and Director, Christian Mancillas, does not currently devote all of his business time to our operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officer and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                  No. of       No. of
                                  Shares       Shares    Percentage of Ownership
Name and Address                  Before       After        Before       After
Beneficial Owner                 Offering     Offering     Offering    Offering
----------------                 --------     --------     --------    --------

Christian Mancillas              4,000,000    4,000,000      100%         47%
1286 University Avenue #708
San Diego, CA  92103

All Officers and
Directors as a Group (1)         4,000,000    4,000,000      100%         47%

FUTURE SALES BY EXISTING STOCKHOLDER

A total of 4,000,000 shares have been issued to the existing stockholder, all of which are held by our officer and director, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any existing plans to sell his shares at any time after this offering is complete.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock with a par value $0.001 per share.

Our certificate of incorporation, as amended, and by-laws and the applicable statutes of the State of Nevada provide a more complete description of the rights and liabilities of holders of our capital stock. Provisions as to the modifications, amendments or variation of such rights or provisions are contained in the Nevada Business Corporation Act and our By-laws.

COMMON STOCK

The holders of common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     *    do not have preemptive, subscription or conversion rights;
     * do not have any provisions for purchase for cancellation, surrender or sinking or purchase funds or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of directors.

CASH DIVIDENDS

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. We do not have any present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

                                     EXPERTS

Our financial statements for the period from inception to May 31, 2006 included in this Prospectus have been audited by Chang G. Park, CPA, Ph.D., our independent public accounting firm, as set forth in their report included in this Prospectus.

Jill Arlene Robbins, Attorney at Law, has provided the legal opinion regarding the legality of the shares being registered.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

LIMITED LIABILITY AND INDEMNIFICATION. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

     *    conducted himself or herself in good faith;
     * reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and
     * in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Rosca, Inc. was incorporated in Nevada on February 21, 2007. Christian Mancillas was named sole Director and appointed President, Principal Executive Officer, Secretary, Treasurer and Principal Accounting and Financial Officer and the board of directors voted to seek capital and begin development of our business plan. Our business plan is to market and sell bottled and blended tequila in retail locations. We are a development stage company and have not yet commenced business operations or generated any revenue. We received our initial funding of $12,000 through the sale of common stock to Christian Mancillas, our director, who purchased 4,000,000 shares of our Common Stock at $0.00 per share on April 4, 2007.

                             DESCRIPTION OF BUSINESS

PRINCIPAL PRODUCTS AND THEIR MARKETS

We are a start-up company. Rosca, Inc. intends to market and sell bottled and blended tequila in retail locations throughout Mexico. We intend to market and sell various distillations of tequila styles. Our plan is to open retail stores to sell artisan and hand-crafted tequila by the bottle or case to retail consumers.

Our plan is to utilize the experience of management in the tequila industry to develop product lines, inventory, and distribution channels to the bottled spirits industry. We intend to have small tequila bars that provide an atmosphere for tequila tasting. Customers will be able to sit and sip various tequilas, tequila blended drinks, and enjoy an assortment of appetizers. Customers will be able to purchase tequila by the case or bottle during their patronage of our establishment.

TEQUILA is a Mexican liquor distilled from the fermented juices obtained from the hearts of blue agave plants grown in the Tequila Region. The liquor gets its name from the town of Tequila located in the state of Jalisco where production started more than 200 years ago.

Contrary to popular thought, tequila is not made from cactus. The agave is a member of the Lily family, a plant also known as Maguey in Mexico. Tequila comes from five states in Mexico: Jalisco, Nayarit, Guanajuato, Michoacan and Tamaulipas.

There are more than 400 agave varieties. Only one type, however, is permitted in the production of tequila. The Agave Tequilana Weber or Blue Agave. Each plant, or pina, can grow to as much as 150 pounds and take 8 to 12 years to reach maturity. The blue agave has long bluish green spiny leaves with sharp points and a large heart (called pina or pineapple) from which the juices are extracted and then distilled twice. One liter of distilled tequila requires about seven kilos (15 pounds) of agave pulp.

Tequila is famous around the world for its unique taste and bouquet and it is also the great mixer used in Margaritas, a popular cocktail.

HOW TEQUILA IS MADE

BLUE AGAVE

The process of tequila begins when a blue agave plant is ripe, usually 8 to 12 years after it is planted. Leaves are chopped away from its core by a "jimador" who assesses the plants ripeness. If the plant is harvested too soon, there won't be enough sugars to do the job. Too late and the agave's sugars will have already been used to form a once-in-a-lifetime stem "quiote" that springs 25 to 40 feet high so that the seeds grown at the top of the stem can scatter with the wind. The jimador's task is a crucial one; once he decides that the plant is ready, he wields a special long knife known as a "coa" to clear the core. The cores or pinas weigh an average of 40 to 70 pounds, and can weigh up to 200 pounds.

Pinas are hauled to the distillery where they are cut in half or chopped and put to roast. Starches turn to sugar as the pinas are roasted in furnaces called "hornos". Modern distilleries use huge steam ovens to increase output and save on energy. Roughly speaking, seven kilos (15 lb.) of agave pina are needed to produce one liter (one quart U.S.) of tequila.

FERMENTATION

The roasted pinas are then shredded, their juices pressed out and placed in fermenting tanks or vats. Some distilleries use the traditional method to produce tequila. In this method -artesian tequila- the cores are crushed with a stone wheel at a grinding mill called "tahona" and the fibers are dumped into the wooden vat to enhance fermentation and to provide extra flavor. Once the juices are in the vats yeast is added. Every distiller keeps its own yeast as a closely guarded secret. During fermenting, the yeast acts upon the sugars of the agave plant converting them into alcohol.

DISTILLATION

Juices ferment for 30 to 48 hours then they are distilled twice in traditional copper stills or more modern ones made of stainless steel or in continuous distillation towers. The first distillation produces a low-grade alcohol and the second a fiery colorless liquid that is later blended before being bottled. Alcohol content may be between 70 and 110 Proof.

All types of tequila start with this colorless distilled spirit. Each type will be called depending on its aging.

TYPES OF TEQUILAS

Tequila can only be produced in Mexico, in the Tequila Region, and must comply with strict Mexican government regulations. In order to satisfy an ever-growing demand and a multitude of consumer's preferences and tastes, tequila is produced in two general categories and four different types in three of those categories. The two categories are defined by the percentage of juices coming from the blue agave:

TEQUILA 100% AGAVE.

Must be made with 100% blue agave juices and must be bottled at the distillery in Mexico. It may be Blanco, Reposado, or Anejo.

TEQUILA.

Must be made with at least 51% blue agave juices. This tequila may be exported in bulk to be bottled in other countries following the NOM standard. It may be Blanco, Gold, Reposado, or Anejo

The NOM standard defines four types of tequila:

BLANCO OR SILVER

This is the traditional tequila that started it all. Clear and transparent, fresh from the still tequila is called Blanco (white or silver) and must be bottled immediately after the distillation process. It has the true bouquet and flavor of the blue agave. It is usually strong and is traditionally enjoyed in a "caballito" (2 oz small glass).

ORO OR GOLD

Is tequila Blanco mellowed by the addition of colorants and flavorings, caramel being the most common. It is the tequila of choice for frozen Margaritas.

REPOSADO OR RESTED

It is Blanco that has been kept (or rested) in white oak casks or vats called "pipones" for more than two months and up to one year. The oak barrels give Reposado a mellowed taste, pleasing bouquet, and its pale color. Reposado keeps the blue agave taste and is gentler to the palate. These tequilas have experienced exponential demand and high prices.

ANEJO OR AGED

It is Blanco tequila aged in white oak casks for more than a year. Maximum capacity of the casks should not exceed 600 liters (159 gallons). The amber color and woody flavor are picked up from the oak, and the oxidation that takes place through the porous wood develops the unique bouquet and taste.

RESERVA

Although not a category in itself, it is a special Anejo that certain distillers keep in oak casks for up to 8 years. Reserva enters the big leagues of liquor both in taste and in price.

While we do not know precisely the minimum amount of funding that we may require to commence and continue our operations during our first year, we believe that if this offering is successful raising funding, the net proceeds ($18,000) will enable us to open for business and commence operations, and together with revenues we anticipate receiving during our first year, will allow us to continue in business.

We will require the proceeds from the offering, along with our cash on hand, to commence and continue operations during our first year. We believe the funding, together with revenues we anticipate and hope to receive during our first year, will allow us to continue in business.

However, there is absolutely no assurance of this because of the uncertainties we know we face as a start-up or development stage entity, and we may require additional funding during the first year to sustain our operations until revenues from operations are sufficient. Aside from the verbal agreement we have with our director to provide limited funds to complete our registration process in the event we experience a shortfall of funds, we have no commitments from commercial lenders or anyone else to provide any additional funding, if needed.

To date, our efforts have been concentrated on the planning stages of our proposed business. Our director has gathered information about the distilled spirits industry and has been involved in a search for, and analysis of, available and suitable locations for a retail location. We intend to create a comfortable atmosphere within our stores. There is absolutely no assurance that we will be successful in this venture.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

Businesses specializing in unique segments of the bar service industry are plentiful and very competitive. Our competitors range from small boutique bars to well established large bar chains. A few of these competitors include Housongs, Senor Frog, and Delirio's. We plan to locate our proposed Tequileria bars in resort and tourist areas within easy walking distance to hotels and marinas that service cruise ships. We believe we will need to provide quality bar products, good service, and a friendly atmosphere in order to be successful in business against the many competitors that will continue to exist in the future. Those competitors will continue to be unique boutique bars with many loyal local patrons and the large bar chains that have greater capital and advertising resources than us.

SOURCES AND AVAILABILITY OF PRODUCTS

We plan to purchase our food, beverages and supplies from company-approved local suppliers. All products will have to meet standards and specifications set by the company. Management will constantly monitor the quality of the spirits, food, beverages and supplies provided. We plan to negotiate price concessions from suppliers for bulk purchases of food and miscellaneous supplies used by us. We believe that these arrangements will achieve cost savings as well as excellent quality and consistency.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers, there will be no problem with dependence on one or few major customers.

PATENTS AND TRADEMARKS

We currently have no patents or trademarks for our products or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Any litigation or adverse proceeding resulting from such could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS

Prior to opening our Tequileria we will be subject to new licensing and regulation by health and safety and fire agencies in the city in which we are located. The failure to receive or retain the required permit or license could have a material adverse effect on operations. The failure to comply with other applicable laws, such as wage and hour laws, may also materially and adversely affect our business.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business, including, but not limited to, those that impose restrictions, levy a fee or tax, or require a permit or license on the service of food and alcoholic beverages.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date.

ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, our executive officer who devotes 5 hours per week to our business and is responsible for all aspects of our business. There are no formal employment agreements between the company and our current employees.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of our small tequila bar business plan.

We are a development stage company that has no operations, no revenue, no financial backing and limited assets. Our plan is to open our first small tequila bar in Mexico and market our products to tourists and local residents.

We will start operations by leasing our first tequila bar site of approximately 800 square feet in Cabo San Lucas, Mexico. We plan to open our first site in Cabo San Lucas based upon it being a growing popular tourist city. If we raise $18,000, we estimate that this would provide enough capital to open our first location. Our director has agreed to loan us $12,000 in July 2007 to purchase the liquor license.


Here's how we intend to allocate the capital raised from this offering if we raise 100% of the funds we seek from this offering:


          Expenditure Item                  Amount
          ----------------                  ------

     Lease & Deposit                         3,500
     Labor Costs                             3,600
     Officer/Director/Manager                4,800
     Lease Improvements                      2,800
     Liquor & Food Inventory                 2,800
     Liquor License Application Fee            500
                                           -------

     TOTAL                                 $18,000
                                           =======

During the first year of operations, the 12 month period from the date of this prospectus, we will concentrate on finding the required investment capital, apply to get our common stock listed on a national exchange, locate our first retail store site, make the necessary improvements, source the required inventory, and commence with our planned retail sales to the public.

It is estimated that it will take three months from the close of this offering in order to raise the money and find a suitable lease site. We estimate that we will not be able to generate significant revenues from sales within the first year.

MILESTONES TO IMPLEMENT OUR BUSINESS

Here is an outline of how the 12-month period is planned. We are planning to raise $18,000 with no minimum amount to be raised, the funds will be immediately available to us for use in implementing our business plan.

Months 1-3:

     Raise Money
     Locate suitable lease site
     Pay our director $400 per month for a total of $1,200.

Months 4-6:

     Deposit for retail site, estimated at $350.
     Lease the retail site. Leased site is estimated to be approximately 800 square feet. $350 per month, total lease cost of $1,050.
     Remodel site and purchase furniture and equipment at estimated cost of
     $2,800
     Purchase liquor inventory at estimated $2,000 and food inventory at estimated $800, total cost of $2,800.
     Permits - Apply for liquor license at an estimated cost of $500.
     Look for employees to start work in month 7. Pay our director $400 per month for a total of $1,200.

Months 7-12:

     Start of employees - two bar staff personnel: one bartender and one assistant at $600 per month for a total of $3,600.
     Pay our director $400 per month for a total of $2,400.
     Lease costs for a total of $2,100.

We believe sales will begin to sustain our operations within the 10th through 12th months. Our director has also agreed to loan the company funds in the event we have a shortfall in operating capital in our start-up phase, in addition to the $12,000 loan he will make in July 2007 to purchase the liquor license. Once revenues are sufficient we may consider hiring additional staff to assist our director.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so. We expect that we will only be able to complete the first three months of our business plan without additional funds. In order to fully implement our business plan for the remaining nine months we would require the proceeds from this offering. If we are unable to receive funding from this offering we would postpone our cost-intensive plans such as remodeling while we investigate alternative funding. Our director has verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until sales will support operations, but we will require full funding to implement our business plan. We currently have plans to hire two additional employees in the next twelve months unless sales are sufficient to cover the cost of additional employees.

                         OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                             DESCRIPTION OF PROPERTY

We do not own any property. We maintain our corporate offices at 1286 University Ave. #708, San Diego, CA 92103. Our telephone number is (775) 352-4149. Our director provides us with this office space at no charge. We do not currently maintain any other office facilities, and do not anticipate the need for maintaining any additional office facilities at any time in the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From inception to May 31, 2007, 4,000,000 shares were issued to Christian Mancillas, the officer and director of the company in exchange for $12,000 in cash, or $.003 per share.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our shares of common stock are not listed for trading on any exchange or quotation service.

We have one holder of shares of our common stock.

Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

Trading in our securities, if it develops, is subject to the "Penny Stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

The penny stock markets have suffered in recent years from fraud and abuse arising from one or a few broker dealers controlling the market for a security, high pressure sales tactics used by boiler room practices, manipulation of prices through pre-arranged transactions followed by a large volume sale by broker dealers, misleading information be disseminated, and excessive mark-ups and undisclosed bid-ask differentials by selling broker dealers.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

RULE 144 SHARES

Apart from the director's shares, most of our common stock will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 40,000 shares of common stock as of the date of this prospectus; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144(k), a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

STOCK OPTION GRANTS

We have not granted any stock options to our shareholder or to any other persons.

REGISTRATION RIGHTS

We have not granted registration rights to our shareholder or to any other persons.

                             EXECUTIVE COMPENSATION

To date our officer and director has not been compensated for his services. Beginning July, 2007 we intend to begin paying him a monthly salary of $400 for his services during the development stage of our operations. He is reimbursed for any out-of-pocket expenses he incurs on our behalf. We do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employee.

Our officer and director is not party to any employment agreements.

                           SUMMARY COMPENSATION TABLE


                                                                                     Change in
                                                                                      Pension
                                                                                     Value and
                                                                    Non-Equity      Nonqualified     All
  Name and                                                           Incentive        Deferred      Other
 Principal                                    Stock      Option        Plan         Compensation   Compen-
  Position      Year     Salary     Bonus     Awards     Awards    Compensation      Earnings      sation     Total
  --------      ----     ------     -----     ------     ------    ------------      --------      ------     -----
Christian       2007       0          0         0          0             0              0             0         0
Mancillas,
President,
CEO and
Director

                              ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of common stock. Applicable SEC rules may require us to update this Prospectus in the future.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statement or other information that we file with the Commission at the Commission's public reference rooms in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the Commission at http://www.sec.gov. This Prospectus is part of a registration statement we filed with the Securities and Exchange Commission. The Prospectus and any accompanying Prospectus supplement do not contain all of the information included in the registration statement. We have omitted a few parts of the registration statement according to the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, including its exhibits and schedules. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents. We do not intend to distribute annual reports or audited financial statements to our shareholders. This information may be found in our filings with the Securities and Exchange Commission.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. Our financial statements for the period from inception to the period ended May 31, 2007, audited by Chang G. Park, CPA, Ph.D., immediately follow.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

                           Chang G. Park, CPA, Ph. D.
             * 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615 *
      * TELEPHONE (858)722-5953 * FAX (858) 408-2695 * FAX (858) 764-5480 *
                          E-MAIL changgpark@gmail.com o


             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders
Rosca, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Rosca, Inc. (A Development Stage "Company") as of May 31, 2007 and the related statements of operation, changes in shareholders' equity and cash flows for the period from February 21, 2007 to May 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosca, Inc. as of May 31, 2007, and the result of its operation and its cash flows for the period from February 21, 2007 to May 31, 2007 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Chang Park
----------------------------
CHANG G. PARK, CPA

June 19, 2007
San Diego, CA. 91910


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                                   ROSCA, INC.
                          (A Development Stage Company)
                                  Balance Sheet


                                                                    May 31, 2007
                                                                    ------------
ASSETS

CURRENT ASSETS
  Cash                                                                 $ 9,782
                                                                       -------
Total Current Assets                                                     9,782
                                                                       -------

TOTAL ASSETS                                                           $ 9,782
                                                                       =======

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES
  Loan from Director                                                   $ 2,145
                                                                       -------
TOTAL LIABILITIES                                                        2,145
                                                                       -------
STOCKHOLDERS' EQUITY
  Common stock($0.001 par value, 75,000,000 shares authorized:
   4,000,000 shares issued and outstanding as of May 31, 2007            4,000
  Additional paid-in capital                                             8,000
  Deficit accumulated                                                   (4,363)
                                                                       -------
TOTAL STOCKHOLDERS' EQUITY                                               7,637

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 9,782
                                                                       =======

                  See Notes to Financial Statements

                                   ROSCA, INC.
                          (A Development Stage company)
                             Statement of Operation
              For the period from February 21, 2007 to May 31, 2007


                                                              For the period
                                                          from February 21, 2007
                                                             to May 31, 2007
                                                             ---------------
REVENUES
  Revenues                                                     $        --
                                                               -----------
TOTAL REVENUES                                                          --

OPERATING EXPENSE
  Administrative Expense                                             4,363
                                                               -----------

NET (LOSS)                                                     $    (4,363)
                                                               ===========

Basic and diluted earnings per share                           $     (0.00)
                                                               ===========
Weighted average number of
 common shares outstanding                                       2,086,957
                                                               ===========

      See Notes to Financial Statements

                                   ROSCA, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
           For the period from February 21, 2007 through May 31, 2007

                                                               Common        Additional
                                               Common          Stock          Paid-in       Deficit
                                               Stock           Amount         Capital    Accummulated       Total
                                               -----           ------         -------    ------------       -----
Stock issued for cash on March 26, 2007       4,000,000       $  4,000       $  8,000      $     --       $ 12,000

Net (loss) May 31, 2007                                                                      (4,363)        (4,363)
                                             ----------       --------       --------      --------       --------
Balance May 31, 2007                          4,000,000       $  4,000       $  8,000      $ (4,363)      $  7,637
                                             ==========       ========       ========      ========       ========


                        See Notes to Financial Statements

                                   ROSCA, INC.
                          (A Development Stage company)
                             Statement of Operation
              For the period from February 21, 2007 to May 31, 2007

                                                              For the period
                                                          from February 21, 2007
                                                              to May 31, 2007
                                                              ---------------

CASH FLOW FROM OPERATING ACTIVITIES
  Net income (loss)                                              $ (4,363)
  Changes in operating assets & liabilities                            --
                                                                 --------
Total cash used in operating activities                            (4,363)

CASH FLOW FROM INVESTING ACTIVITIES
  Net cash provided by (used in) investing activities                  --

CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from loan from director                                  2,145
  Issuance of Common Stock                                         12,000
                                                                 --------
Total cash provided by financing activities                        14,145

Net increase in cash                                                9,782

Cash at beginning of period                                            --
                                                                 --------
Cash at end of period                                            $  9,782
                                                                 ========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid during period for interest                           $     --
                                                                 ========
  Cash paid during period for taxes                              $     --
                                                                 ========

                        See Notes to Financial Statements

                                   ROSCA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2007


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

         Rosca, Inc. (the "Company") was incorporated in the State of Nevada on February 21, 2007. The Company is a development stage company that intends to operate Tequilerias. The Company's activities to date have been limited to its formation and the preparation of the business plan. Management is currently devoting most of its time to preparing a Registration Statement on Form SB-2 with the Securities and Exchange Commission to register 4,500,000 shares of common stock for future sale to raise funds to implement the business plan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Basis of Presentation

         The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

         b. Fiscal Periods

         The Company's fiscal year end is December 31.

         c. Use of Estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         d. Cash and Cash Equivalents

         Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $9,782 in cash and cash equivalents at May 31, 2007.

         e. Start-Up Costs

         In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

                                   ROSCA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         f. Fair Value of Financial Instruments and Derivative Financial Instruments

         The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgement, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

         g. Segmented Reporting

         SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

         h. Federal Income Taxes

         Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

         i. Earnings (Loss) per Share

         The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings
         (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

                                   ROSCA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         j. Foreign Currency Transactions

         The Company's functional currency will be the Mexican Peso. The Company's reporting currency is the U.S. Dollar. All transactions initiated in Mexican Pesos are translated to U.S. Dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

          (i) Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

          (ii) Equity at historical rates; and

          (iii)Revenue and expense items at the average rate of exchange prevailing during the period.

         Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders' equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income
         (loss) but reported as other comprehensive income.

         For foreign currency transactions, the Company translates these amounts to the Company's functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

         No significant realized exchange gains or losses were recorded from inception (February 21, 2007) to May 31, 2007.

         k.   Comprehensive Income (Loss)

         SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended May 31, 2007, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended May 31, 2007.

         l.   Revenue Recognition

         The Company recognizes revenue from the sale of services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of retail sales income and will be recognized only when all of the following criteria have been met:

          (i)  Evidence of a sales receipt;
          (ii) Completion of the sale; and
          (iii) Revenue is reasonably assured.

                                   ROSCA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2007


NOTE 3 - CAPITAL STOCK

          a)   Authorized Stock:

          The Company has authorized 75,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

          b)   Share Issuance:

          From inception of the Company (February 21, 2007) to May 31, 2007, the Company issued 4,000,000 common shares at $0.003 per share for total proceeds of $12,000. These shares were issued to the director and officer of the Company.

NOTE 4 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at May 31, 2007, the Company has an accumulated deficit of $4,363, cash in the amount of $9,782 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements.

         The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5 - INCOME TAXES

         The Company has incurred operating losses of $4,363, which, if utilized, will begin to expire in 2027. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

         Details of future income tax assets are as follows:

                                                                   May 31,
                                                                    2007
                                                                  -------
         Future income tax assets:

         Net operating loss (from inception to May 31, 2007)      $ 4,363

         Statutory tax rate (combined federal and state)               34%
                                                                  -------
         Non-capital tax loss                                       1,483
         Valuation allowance                                       (1,483)
                                                                  -------
                                                                  $    --
                                                                  =======

                                   ROSCA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2007


         The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS

         None of the following new pronouncements has current application to the Company, but will be implemented in the Company's future financial reporting when applicable.

         In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

         In February 2006, FASB issued Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

         In March 2006, FASB issued Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and
         Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

         In September 2006, FASB issued Financial Accounting Standards No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

                                   ROSCA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2007


NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS (continued)

         In September 2006, FASB issued Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This Statement improves financial reporting by requiring an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

         In February 2007, FASB issued Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

NOTE 7 - RELATED PARTY TRANSACTIONS

         The director of the company has advanced funds to the company to pay for organizational costs. The loan is interest free and has no specific terms of repayment. The balance due Mr. Mancillas was $2,145 on May 31, 2007.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant will pay all expenses in connection with the registration and sale of the common stock of Rosca. The estimated expenses of issuance and distribution are set forth below.

     Expense                                     Cost
     -------                                  ---------

SEC registration fee                          $    1.00
Transfer Agent fee                            $1,500.00      estimated
Printing expenses                             $  500.00      estimated
EDGAR filing fees                             $  700.00      estimated
Accounting fees and expenses                  $1,700.00      estimated
Legal fees and expenses                       $1,500.00      estimated
                                              ---------
Total (estimate)                              $5,901.00      estimated
                                              =========

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 4, 2007, 4,000,000 shares of common stock were issued to Christian Mancillas, the officer and director of the company, in exchange for $12,000, or $.003 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoter of the company and bear a restrictive legend.

                                    EXHIBITS

The following exhibits are included with this registration statement:

    Exhibit No.                Description
    -----------                -----------
       3.1             Articles of Incorporation
       3.2             Bylaws
       5.1             Legal Opinion of Jill Arlene Robbins
       23.1            Consent of Chang G. Park, CPA, Ph.D.
       23.2            Consent of Counsel (Included in Exhibit 5.1)
       99              Subscription Agreement

                                  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

     4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer of sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

(g) That for the purpose of determining liability under the Securities Act to any purchaser:

     1. If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter);

          (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus  required to be filed pursuant to Rule 424(b)(2),
               (b)(5),  or  (b)(7)(ss.230.424(b)(2),  (b)(5),  or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
               (vii) or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to the effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such effective date; or

          2. If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following:

               Each prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registrations statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed to be incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in San Diego, California on this 28th day of June, 2007.

ROSCA, INC.


By: /s/ Christian Mancillas
   ---------------------------------
President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, the following person in his capacities and on the dates indicated has signed this Form SB-2 Registration Statement:

      SIGNATURE                                          TITLE                                     DATE
      ---------                                          -----                                     ----

/s/ Christian Mancillas           President, Secretary, Treasurer, Chief Executive             June 28, 2007
-----------------------------     Officer, Chief Financial Officer and Sole Director
